                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Champion Healthcare Corporation, on Form S-3 (File No. 33-________) of our report dated June 11, 1995, on our audits of the consolidated financial statements of Salt Lake Regional Medical Center. We also consent to the reference to our firm under the caption "Experts."

                                                       Coopers & Lybrand, L.L.P.


Houston, Texas
August 14, 1995